UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	October 26, 2014

ARMCO METALS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-34631	26-0491904
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1065 E Hillsdale Blvd #315 Foster City CA	94404
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(650) 212-7630

not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.     Other Events. On October 26th , 2014, Armco Metals Holdings, Inc. (the “Company”) was served with a lawsuit filed in Superior Court in the County of San Mateo, California (Progressive Environmental Services, Inc. vs. Metawise Group, Inc., Draco Resources, Inc., Metamining, Inc., Songquiang Chen and Armco Metals Holdings, Inc.). The complaint alleges various causes of actions against the parties other than the Company and with respect to the Company seeks declaratory relief as well as a temporary and permanent injunction to preclude the Company from acquiring a 31.37% interest in Draco from Metawise at the Company’s forthcoming annual meeting scheduled to be held on November 17, 2014. The Company and its counsel will evaluate the Complaint and confer with the other parties, and will likely defer the approval of the share acquisition and the election of Mr. Chen to its Board of Directors at least pending resolution of the preliminary court proceedings.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARMCO METALS HOLDINGS, INC.

Date: November 3, 2014	By:	/s/ Kexuan Yao
Kexuan Yao, CEO and Chairman of the Board